Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FaceBank Group, Inc. 2020 Equity Incentive Plan and the fuboTV Inc. 2015 Equity Incentive Plan, as amended, of our report dated April 30, 2020, with respect to the consolidated financial statements of fuboTV Inc. appearing in the Current Report on Form 8-K/A of FaceBank Group, Inc. filed with the Securities and Exchange Commission on June 17, 2020.

/s/ Ernst & Young LLP

New York, New York
July 13, 2020